CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Variable Insurance Trust of our reports dated February 19, 2021, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended December 31, 2020. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 27, 2021

Appendix A

Columbia Funds Variable Insurance Trust

Columbia Variable Portfolio – Contrarian Core Fund

Columbia Variable Portfolio – Long Government/Credit Bond Fund

Columbia Variable Portfolio – Small Cap Value Fund

Columbia Variable Portfolio – Small Company Growth Fund

Columbia Variable Portfolio – Strategic Income Fund

Variable Portfolio – Managed Risk Fund

Variable Portfolio – Managed Risk U.S. Fund

Variable Portfolio – Managed Volatility Conservative Fund

Variable Portfolio – Managed Volatility Conservative Growth Fund

Variable Portfolio – Managed Volatility Growth Fund

Variable Portfolio – U.S. Flexible Conservative Growth Fund

Variable Portfolio – U.S. Flexible Growth Fund

Variable Portfolio – U.S. Flexible Moderate Growth Fund